EX-99.19a-1

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	November 2020
Distribution amount per share	0.02809

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	0.00718	26%	0.00718	26%
Net Realized ST Cap Gains	0.00123	4%	0.00123	4%
Net Realized LT Cap Gains	0.00487	17%	0.00487	17%
Return of Capital or Other Capital Source	0.01481	53%	0.01481	53%

Total (per common share)	0.02809	100%	0.02809	100%

Average annual total return (in relation to NAV) for the five years ended 10-31-2020	4.27%

Annualized current distribution rate expressed as a percentage of month end NAV as of 10-31-2020	8.53%

Cumulative total return (in relation to NAV) for the fiscal year through 10-31-2020	6.96%

Cumulative fiscal year distributions as a percentage of NAV as of 10-31-2020	0.71%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-1120

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	December-2020
Distribution amount per share	0.02802

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	0.00716	26%	0.01432	26%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02086	74%	0.04179	74%

Total (per common share)	0.02802	100%	0.05611	100%

Average annual total return (in relation to NAV) for the five years ended 11-30-2020	4.48%

Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2020	8.49%

Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2020	0.99%

Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2020	1.42%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-1220

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	January-2021
Distribution amount per share	0.02796

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	0.00763	27%	0.02270	27%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00177	6%	0.00252	3%
Return of Capital or Other Capital Source	0.01856	67%	0.05885	70%

Total (per common share)	0.02796	100%	0.08407	100%

Average annual total return (in relation to NAV) for the five years ended 12-31-2020	4.67%

Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2020	8.49%

Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2020	1.48%

Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2020	2.13%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0121

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	February-2021
Distribution amount per share	0.02782

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	0.00741	27%	0.03021	27%
Net Realized ST Cap Gains	0.00429	15%	0.00559	5%
Net Realized LT Cap Gains	0.00237	9%	0.00559	5%
Return of Capital or Other Capital Source	0.01375	49%	0.07050	63%

Total (per common share)	0.02782	100%	0.11189	100%

Average annual total return (in relation to NAV) for the five years ended 1-31-2021	4.45%

Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2021	8.54%

Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2021	1.20%

Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2021	2.86%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0221

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	March-2021
Distribution amount per share	0.02757

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00701	25%	$0.03765	27%
Net Realized ST Cap Gains	0.00002	0%	0.00558	4%
Net Realized LT Cap Gains	0.00000	0%	0.00418	3%
Return of Capital or Other Capital Source	0.02054	75%	0.09205	66%

Total (per common share)	$0.02757	100%	$0.13946	100%

Average annual total return (in relation to NAV) for the five years ended 2-28-2021	4.16%

Annualized current distribution rate expressed as a percentage of month end NAV as of 2-28-2021	8.59%

Cumulative total return (in relation to NAV) for the fiscal year through 2-28-2021	0.37%

Cumulative fiscal year distributions as a percentage of NAV as of 2-28-2021	3.62%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0321

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	April-2021
Distribution amount per share	$0.02708

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00731	27%	$0.04497	27%
Net Realized ST Cap Gains	0.00298	11%	0.00833	5%
Net Realized LT Cap Gains	0.00460	17%	0.00999	6%
Return of Capital or Other Capital Source	0.01219	45%	0.10325	62%

Total (per common share)	$0.02708	100%	$0.16654	100%

Average annual total return (in relation to NAV) for the five years ended 3-31-2021	3.85%

Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2021	8.55%

Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2021	-0.20%

Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2021	4.38%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0421